Exhibit 99.1

NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS THIRD QUARTER 2011 RESULTS

AUSTIN, TEXAS, October 19, 2011--Temple-Inland Inc. today reported third quarter 2011 net income of $6 million, or $0.05 per diluted share, compared with second quarter 2011 net income of $19 million, or $0.17 per diluted share, and third quarter 2010 net income of $125 million, or $1.13 per diluted share.  Third quarter 2011 net income excluding special items was $21 million, or $0.18 per diluted share.

	Third Quarter		Second Quarter

	2011	2010	2011

Net income per share	$0.05	$1.13	$0.17
Adjustment for special items	$0.13	($0.72)	$0.04
Net income per share, excluding special items	$0.18	$0.41	$0.21

Net debt at third quarter-end 2011 was $610 million, down $80 million compared with second quarter-end 2011 net debt of $690 million.

Corrugated Packaging

	Third Quarter		Second Quarter

	2011	2010	2011

Segment Operating Income ($ in millions)	$84	$121	$96

Corrugated Packaging segment operating income for third quarter 2011 was $84 million. The pre-tax cost of the previously disclosed operational upset at the Bogalusa paper mill was approximately $20 million in the quarter, $5 million of which is included in special items. Total mill downtime in third quarter 2011 was 58,000 tons, 54,000 tons of which was at the Bogalusa mill. Compared with second quarter 2011, recycled fiber and chemical costs were higher while costs for wood, freight and energy were lower. Box shipments were seasonally lower in the third quarter compared with the second quarter. Compared with third quarter 2010, recycled fiber, freight, chemical and energy costs were higher while the Company benefited from Box Plant Transformation II and lower virgin wood costs.

Fourth quarter 2011 maintenance related downtime is estimated to be approximately 22,000 tons. Box shipments in fourth quarter are typically lower than third quarter by approximately 15,000 to 20,000 tons due to fewer shipping days.

Building Products

	Third Quarter		Second Quarter

	2011	2010	2011

Segment Operating Income ($ in millions)	($5)	($10)	($8)

Building Products segment operating results improved in third quarter 2011 compared with second quarter 2011 primarily due to higher gypsum and particleboard prices. Operating results improved in third quarter 2011 compared with third quarter 2010 primarily due to higher gypsum and particleboard prices and higher particleboard volumes.

Fourth quarter volumes for all building products are typically lower compared with third quarter due to seasonality.

Special Items

Special items for third quarter 2011 after-tax were $15 million, or $0.13 per diluted share, including: (i) a charge of $6 million, or $0.05 per diluted share, related to the previously announced merger with International Paper; (ii) a charge of $5 million, or $0.05 per share, related to Box Plant Transformation II; and (iii) a charge of $3 million, or $0.02 per diluted share, related to the cleanup resulting from the operational upset at the Bogalusa paper mill.

About Temple-Inland

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 57 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's homepage is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this document. These statements reflect management’s current views with respect to future events and are subject to a number of important factors, risks, uncertainties and assumptions that could cause our actual results to differ materially from the results discussed in the forward-looking statements. Factors, risks, uncertainties and assumptions that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; future events related to our Merger Agreement with International Paper Company (IP), under which IP will acquire all outstanding shares of our common stock; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; changes in actual or forecasted cash flows; future sales volumes; significant increases in the costs of certain commodities; timely implementation of price increases; successful execution of cost saving strategies; changes in tax laws; integration risks associated with recent acquisitions; changes in weighted average shares for diluted EPS; increases in transportation costs; and other factors, many of which are beyond our control detailed from time to time in Temple-Inland’s and IP’s cautionary statements contained in its filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

 TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions, except per share)
Revenues
Corrugated packaging	$808	$809	$2,474	$2,347
Building products	166	157	511	500
Total revenues	$974	$966	$2,985	$2,847

Income
Corrugated packaging	$84	$121	$278	$230
Building products	(5)	(10)	(19)	(4)
Total segment operating income	79	111	259	226
Items not included in segments:
General and administrative expense	(16)	(17)	(50)	(54)
Share-based and long-term incentive compensation	(12)	(6)	(51)	(20)
Other operating income (expense)	(23)	(5)	(38)	(7)
Other non-operating income (expense)	(1)	––	(5)	––
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(2)	(3)	(11)	(10)
Interest expense on debt	(11)	(13)	(34)	(39)
Income before taxes	14	67	70	96
Income tax (expense) benefit	(7)	59	(29)	45
Net income	7	126	41	141
Net (income) loss attributable to noncontrolling interest of special purpose entities	(1)	(1)	––	––
Net income attributable to Temple-Inland Inc.	$6	$125	$41	$141

Average basic shares outstanding	109.3	107.9	108.7	107.8
Average diluted shares outstanding	111.7	109.4	110.9	109.5

Per share information:
Basic earnings	$0.05	$1.15	$0.38	$1.30
Diluted earnings	$0.05	$1.13	$0.37	$1.28
Dividends	$0.13	$0.11	$0.39	$0.33

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Third Quarter-End 2011	Year-End 2010
	(Dollars in millions)
ASSETS
Current Assets	$1,195	$1,136
Property and Equipment	1,641	1,627
Financial Assets of Special Purpose Entities	2,475	2,475
Goodwill	394	394
Other Assets	262	277
TOTAL ASSETS	$5,967	$5,909

LIABILITIES
Current Liabilities	$543	$508
Long-Term Debt	657	718
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	732	700
Liability for Pension Benefits	330	308
Liability for Postretirement Benefits	109	110
Other Long-Term Liabilities	399	404
TOTAL LIABILITIES	4,910	4,888
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	965	929
Noncontrolling Interest of Special Purpose Entities	92	92
TOTAL SHAREHOLDERS’ EQUITY	1,057	1,021
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,967	$5,909

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2011	2010	2011	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$88	$114 (a)	$299	$241	(a)
Working capital	32	(5)	(23)	(38	) (b)
	120	109	276	203
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(41)	(59)	(170)	(144)
Other	(8)	2	(10)	2
	(49)	(57)	(180)	(142)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(15)	(12)	(43)	(35)
Net change in debt	(76)	(36)	(65)	(1)
Other	28	––	34	(10)
	(63)	(48)	(74)	(46)
Effect of exchange rate changes on cash and cash equivalents	(4)	––	(3)	1
Net increase in cash and cash equivalents	4	4	19	16
Cash and cash equivalents at beginning of period	43	48	28	36
Cash and cash equivalents at end of period	$47	$52	$47	$52

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$49	$146	$145

_____________
(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in third quarter 2010 and $30 million in first nine months 2010.
(b)	Includes $14 million of alternative fuel mixture tax credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2011	2011	2010	2010
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$88	$118	$93	$93	$114 (a)
Working capital	32	3	(58)	(36)	(5)
	120	121	35	57	109
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(41)	(67)	(62)	(89)	(59)
Other	(8)	11	(13)	9	2
	(49)	(56)	(75)	(80)	(57)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(15)	(14)	(14)	(12)	(12)
Net change in debt	(76)	(28)	39	7	(36)
Other	28	(4)	10	4	––
	(63)	(46)	35	(1)	(48)
Effect of exchange rate changes on cash and cash equivalents	(4)	––	1	––	––
Net increase (decrease) in cash and cash equivalents	4	19	(4)	(24)	4
Cash and cash equivalents at beginning of period	43	24	28	52	48
Cash and cash equivalents at end of period	$47	$43	$24	$28	$52

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$49	$49	$48	$48	$49

_____________
(a)	Includes $15 million of voluntary, discretionary contribution to our defined benefit plan in third quarter 2010.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Third Quarter		First Nine Months
	2011	2010	2011	2010
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$751	$746	$2,311	$2,195
Paperboard (a)	57	63	163	152
Total corrugated packaging	$808	$809	$2,474	$2,347
Building products
Lumber	$53	$51	$167	$172
Gypsum wallboard	34	42	109	115
Particleboard	40	30	122	104
Medium density fiberboard	18	17	56	56
Fiberboard	7	7	20	23
Other	14	10	37	30
Total building products	$166	$157	$511	$500

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	821	815	2,508	2,499
Paperboard, thousands of tons (a)	103	120	306	306
Total, thousands of tons	924	935	2,814	2,805
Building products
Lumber, mbf	205	197	621	560
Gypsum wallboard, msf	270	347	897	979
Particleboard, msf	112	89	348	306
Medium density fiberboard, msf	30	30	96	101
Fiberboard, msf	33	37	100	116
____________
(a)	Paperboard includes linerboard, corrugating medium, white-top linerboard, and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)
	Third Quarter		Second Quarter	First Nine Months
	2011	2010	2011	2011	2010
	($ in millions, except per share)
NET INCOME EXCLUDING SPECIAL ITEMS
Net income in accordance with GAAP	$6	$125	$19	$41	$141
Special items, after-tax:
Costs and asset impairments primarily related to box plant transformation	(5)	(3)	(4)	(15)	(11)
Pearl River incident costs	(3)	––	––	(3)	––
Merger agreement costs	(6)	––	(1)	(7)	––
Litigation	––	––	1	1	––
Alternative fuel mixture tax credits, net of costs	––	––	––	––	7
Voluntary substitution costs	(1)	––	––	(1)	––
Gain (loss) on purchase and retirement of debt	––	––	––	(2)	––
Tax benefit related to the cellulosic biofuel producer credit	––	83	––	––	83
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	––	(3)
Total special items, after-tax	(15)	80	(4)	(27)	76
Net income, excluding special items	$21	$45	$23	$68	$65

Net income, per share, in accordance with GAAP	$0.05	$1.13	$0.17	$0.37	$1.28
Special items, after-tax, per share:
Costs and asset impairments primarily related to box plant transformation	(0.05)	(0.03)	(0.04)	(0.13)	(0.11)
Pearl River incident costs	(0.02)	––	––	(0.02)	––
Merger agreement costs	(0.05)	––	(0.01)	(0.07)	––
Litigation	––	––	0.01	0.01	––
Alternative fuel mixture tax credits, net of costs	––	––	––	––	0.07
Voluntary substitution costs	(0.01)	––	––	(0.01)	––
Gain (loss) on purchase and retirement of debt	––	––	––	(0.02)	––
Tax benefit related to the cellulosic biofuel producer credit	––	0.75	––	––	0.75
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	––	––	(0.03)
Total special items, after-tax	(0.13)	0.72	(0.04)	(0.24)	0.68
Net income, per share, excluding special items	$0.18	$0.41	$0.21	$0.61	$0.60
Average basic shares outstanding	109.3	107.9	108.6	108.7	107.8
Average diluted shares outstanding	111.7	109.4	110.8	110.9	109.5